CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 14, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-25941 and 811-5718) of Dreyfus Treasury Prime Cash Management.






                                        ERNST & YOUNG LLP


New York, New York
May 19, 2003